Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in Registration Statement No. 333-49452 on Form S-8 of our report dated December 29, 2005, relating to the financial statements and financial statement schedule of Optical Communication Products, Inc. , appearing in this Annual Report on Form 10-K of Optical Communication Products, Inc. for the year ended September 30, 2005.

/s/ Deloitte & Touche LLP

Los Angeles, California
December 29, 2005